CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated April 2, 2005 accompanying the financial statements of Van Kampen Focus Portfolios Insured Income Trust, Series 77 as of January 31, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 4 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears in the Prospectus.


                                                          GRANT THORNTON LLP


Chicago, Illinois
May 24, 2005